As filed with the Securities and Exchange Commission on February 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MACERICH COMPANY

(Exact name of registrant as specified in its charter)

Maryland	95-4448705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(Address of principal executive offices, including zip code)

The Macerich Company

Eligible Directors’ Deferred Compensation/Phantom Stock Plan

(Full title of the plan)

Thomas E. O’Hern

Chief Executive Officer

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(310) 394-6000

(Name and address of agent for service; telephone number, including area code, of agent for service)

Copies to:

Ettore A. Santucci, Esq.

David H. Roberts, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The Macerich Company (the “Company”) previously filed (i) a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on January 24, 1996 (File No. 333-00584) and (ii) a Registration Statement on Form S-8 with the Commission on August 14, 2009 (File No. 333-161371) (together, the “Original Filings”) in connection with The Macerich Company Eligible Directors’ Deferred Compensation/Phantom Stock Plan (as amended and restated, the “Plan”). This Registration Statement registers additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Plan. The contents of the Original Filings, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 24, 2023;

•	the Company’s Current Report on Form 8-K filed with the Commission on February 1, 2023;

•

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 13, 1998, as updated by Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on February 24, 2023, including any amendment and reports filed for the purpose of updating such descriptions; and

•

all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with the Commission’s rules.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-11, as amended (No. 33-68964)) (Filed in paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T)

4.2	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 1995) (Filed in paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T)

4.3	Articles Supplementary of the Company (with respect to the first paragraph) (incorporated by reference as an exhibit to the Company’s 1998 Form 10-K)

4.4	Articles Supplementary of the Company (Series D Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date July 26, 2002)

4.5	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3, as amended (No. 333-88718))

4.6	Articles of Amendment of the Company, as corrected by a Certificate of Correction (Declassification of Board) (incorporated by reference as an exhibit to the Company’s 2008 Form 10-K)

4.7	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date February 5, 2009)

4.8	Articles of Amendment of the Company (Increased Authorized Shares) (incorporated by reference as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

4.9	Articles of Amendment of the Company (To Eliminate the Supermajority Vote Requirement to Amend the Charter and to Clarify a Reference in Article NINTH) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 2014)

4.10	Articles Supplementary of the Company (Election to be Subject to Section 3-803 of the MGCL) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 17, 2015)

4.11	Articles Supplementary of the Company (Designation of Series E Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 18, 2015)

4.12	Articles Supplementary of the Company (Reclassification of Series E Preferred Stock to Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 7, 2015)

4.13	Articles Supplementary of the Company (Repeal of Election to be Subject to Section 3-803 of the MGCL) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 28, 2015)

4.14	Articles Supplementary of the Company (Opting Out of Provisions of Subtitle 8 of Title 3 of the MGCL (MUTA Provisions)) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date April 24, 2019)

4.15	Articles of Amendment of the Company (Increased Authorized Shares) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 28, 2021)

4.16	Amended and Restated Bylaws of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date January 26, 2023)

5.1*	Opinion of Venable LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Venable LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1	The Macerich Company Eligible Directors’ Deferred Compensation/Phantom Stock Plan (effective January 1, 2023) (incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022)

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 24th day of February, 2023.

THE MACERICH COMPANY

By:	/s/ THOMAS E. O’HERN
Thomas E. O’Hern Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of The Macerich Company, and each of us, do hereby constitute and appoint Thomas E. O’Hern, Edward C. Coppola, Scott W. Kingsmore and Ann C. Menard, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, the power and authority to sign for us and any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ THOMAS E. O’HERN Thomas E. O’Hern	Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2023

/s/ EDWARD C. COPPOLA Edward C. Coppola	President and Director	February 24, 2023

/s/ PEGGY ALFORD Peggy Alford	Director	February 24, 2023

/s/ JOHN H. ALSCHULER John H. Alschuler	Director	February 24, 2023

/s/ ERIC K. BRANDT Eric K. Brandt	Director	February 24, 2023

/s/ STEPHEN R. HASH Stephen R. Hash	Chairman of Board of Directors	February 24, 2023

/s/ ENRIQUE HERNANDEZ, JR. Enrique Hernandez, Jr.	Director	February 24, 2023

/s/ DANIEL J. HIRSCH Daniel J. Hirsch	Director	February 24, 2023

/s/ MARIANNE LOWENTHAL Marianne Lowenthal	Director	February 24, 2023

/s/ STEVEN L. SOBOROFF Steven L. Soboroff	Director	February 24, 2023

/s/ ANDREA M. STEPHEN Andrea M. Stephen	Director	February 24, 2023

/s/ SCOTT W. KINGSMORE Scott W. Kingsmore	Senior Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	February 24, 2023

/s/ CHRISTOPHER J. ZECCHINI Christopher J. Zecchini	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 24, 2023

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